Exhibit 13.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Thomson, a French company (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of § 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2005	/s/ Frank E. Dangeard

Frank E. Dangeard Chairman and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.